UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 29, 2011

iGATE Corporation

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

000-21755	25-1802235
(Commission File Number)	(IRS Employer Identification No.)

6528 Kaiser Drive, Fremont, CA	94555
(Address of Principal Executive Offices)	(Zip Code)

(510) 896-3015
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Indenture

On April 29, 2011, iGATE Corporation (the “Company”) completed the private placement of $770,000,000 aggregate principal amount of 9% senior notes due 2016 (the “Notes”) to several initial purchasers. The initial purchasers subsequently sold the Notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States under Regulation S of the Securities Act. The Notes were issued pursuant to an indenture (the “Indenture”), dated as of April 29, 2011, by and among the Company, iGATE Technologies, Inc. (the “Guarantor”) and Wilmington Trust FSB, as trustee (the “Trustee”).

The Notes will mature on May 1, 2016, and bear interest at a rate of 9% per annum, payable semi-annually in cash in arrears on May 1 and November 1 of each year, beginning on November 1, 2011. The Notes are senior unsecured obligations of the Company and will be guaranteed by the Guarantor.

The terms of the Indenture will, among other things, limit the ability of the Company and its restricted subsidiaries to (i) incur additional indebtedness or issue certain preferred stock; (ii) pay dividends on, or make distributions in respect of, their capital stock or repurchase their capital stock; (iii) make certain investments or other restricted payments; (iv) sell certain assets; (v) create liens or use assets as security in other transactions; (vi) merge, consolidate or transfer or dispose of substantially all of their assets; and (vii) engage in certain transactions with affiliates. These covenants are subject to a number of important limitations and exceptions that are described in the Indenture.

The Notes will be redeemable, in whole or in part, at any time on or after May 1, 2014, at the redemption prices specified in the Indenture, together with accrued and unpaid interest, if any, to the redemption date. At any time prior to May 1, 2014, the Company may redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds from certain equity offerings at a redemption price equal to 109.000% of the principal amount thereof, together with accrued and unpaid interest, if any, to the redemption date. In addition, at any time prior to November 1, 2014, the Company may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes so redeemed, plus a “make whole” premium, together with accrued and unpaid interest, if any, to the redemption date.

Upon the occurrence of a change of control triggering event specified in the Indenture, the Company must offer to purchase the Notes at a redemption price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase.

The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Indenture, payment defaults or acceleration of other indebtedness, a failure to pay certain judgments and certain events of bankruptcy and insolvency. If an event of default occurs and is continuing, the Trustee or holders of at least 30% in principal amount of the outstanding Notes may declare the principal, accrued and unpaid interest, if any, on all the Notes to be due and payable. These events of default are subject to a number of important qualifications, limitations and exceptions that are described in the Indenture.

The foregoing description of the Notes and the Indenture is qualified in its entirety by reference to the Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Registration Rights Agreement

On April 29, 2011, in connection with the private placement of the Notes, the Company, the Guarantor and the initial purchasers of the Notes entered into a Registration Rights Agreement (the “Registration Rights Agreement”). The terms of the Registration Rights Agreement require the Company and the Guarantor to (i) file with the Securities and Exchange Commission a registration statement with respect to an offer to exchange the Notes for a new issue of debt securities registered under the Securities Act (the “Exchange Offer”) with terms substantially identical to those of the Notes (except for provisions relating to the transfer restrictions and payment of additional interest) and use their commercially reasonable efforts to consummate, within 240 days after the date of the initial issuance of the Notes, the Exchange Offer; (ii) keep the Exchange Offer open for at least 20 business days (or longer if required by applicable law); and (iii) in certain circumstances, file a shelf registration statement for the resale of the Notes. If the Company and the Guarantors fail to satisfy their registration obligations under the Registration Rights Agreement, then the Company will be required to pay additional interest to the holders of the Notes, up to a maximum additional interest at a rate of $0.20 per week per $1,000 principal amount of such Notes.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 4.2 to this Current Report on Form 8-K and incorporated herein by reference.

Escrow Agreement

Pursuant to an escrow agreement (the “Escrow Agreement”) dated as of April 29, 2011, among the Company, the Trustee and Standard Chartered Bank, as escrow agent (the “Escrow Agent”), the Company will deposit the gross proceeds from the Notes offering, together with additional amounts necessary to redeem the Notes, if applicable, plus accrued and unpaid interest, if any, to, but excluding, May 29, 2011, into a segregated escrow account (the “Escrow Account”) until the date that all conditions precedent (other than the payment of consideration) to the consummation of the previously announced proposed acquisition of a majority stake in Patni Computer Systems Limited (the “Patni Acquisition”) have been satisfied. All of the Notes are subject to a special mandatory redemption in the event that the Patni Acquisition is not consummated on or before May 29, 2011.

The funds held in the Escrow Account will be released to the Company upon delivery by the Company to the Escrow Agent of an officer’s certificate certifying that, prior to or concurrently with the release of funds from the Escrow Account, the conditions precedent have been met or waived.

On May 3, 2011, the Company entered into an escrow account security deed with the Trustee (the “Escrow Account Security Deed”) granting to the Trustee, for the benefit of the holders of the Notes, a first priority security interest in the Escrow Account until the earlier of the completion of the Patni Acquisition or the occurrence of a special mandatory redemption, in whole or in part, pursuant to the terms of the Indenture.

The foregoing descriptions of the Escrow Agreement and the Escrow Account Security Deed are qualified in their entirety by reference to the Escrow Agreement and the Escrow Account Security Deed, copies of which are filed as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under the heading “Indenture” in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, by and among iGATE Corporation, iGATE Technologies, Inc. and Wilmington Trust FSB, dated April 29, 2011.

4.2	Registration Rights Agreement, by and among iGATE Corporation, iGATE Technologies, Inc., Jefferies & Company, Inc. and RBC Capital Markets, LLC, dated April 29, 2011.

10.1	Escrow Agreement, by and among iGATE Corporation, as Grantor, Wilmington Trust FSB, as Trustee, and Standard Chartered Bank, as Escrow Agent, dated April 29, 2011.

10.2	Account Security Deed, by iGATE Corporation, as Chargor, and Wilmington Trust FSB, as Chargee, dated May 3, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iGATE CORPORATION

By:	/s/ Mukund Srinath
Name: Mukund Srinath
Title: Corporate Secretary

May 5, 2011

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, by and among iGATE Corporation, iGATE Technologies, Inc. and Wilmington Trust FSB, dated April 29, 2011.

4.2	Registration Rights Agreement, by and among iGATE Corporation, iGATE Technologies, Inc., Jefferies & Company, Inc. and RBC Capital Markets, LLC, dated April 29, 2011.

10.1	Escrow Agreement, by and among iGATE Corporation, as Grantor, Wilmington Trust FSB, as Trustee, and Standard Chartered Bank, as Escrow Agent, dated April 29, 2011.

10.2	Account Security Deed, by iGATE Corporation, as Chargor, and Wilmington Trust FSB, as Chargee, dated May 3, 2011.